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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 2002, except for paragraph 2 of Note 16, as to which the date is May 6, 2002, appearing in the Registration Statement on Form S-1 No. 333-83780 of SRA International, Inc. and of our report dated April 22, 2002, relating to the financial statement schedule appearing elsewhere in that Registration Statement.

Deloitte & Touche LLP
McLean, Virginia
May 23, 2002